SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 18, 2002

ZILA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17521	86-0619668

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5227 North 7th Street Phoenix, Arizona	85014

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(602) 266-6700

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

As previously reported in its Quarterly Reports on Form 10-Q for the periods ended January 31, 2002 and April 30, 2002 and the Current Report on Form 8-K, dated December 4, 2001, the Company sold the Zila Dental Supply (“ZDS”) mail order operations (assets and liabilities) on December 4, 2001 to PracticeWares, Inc. of Sacramento, CA for approximately $8.0 million in one short and two long-term notes. Approximately $5.7 million of the $8.0 million purchase price (net of post closing adjustments) was due and payable January 11, 2002. The Company extended the maturity date of the short-term note, upon payment of accrued and prepaid interest, to February 15, 2002, and further extended the note to March 1, 2002, with interest prepaid through the new maturity date.

In March 2002, the Company and PracticeWares agreed in principle to restructure the terms relating to the sale. On June 18, 2002, pursuant to a Fourth Extension and Modification Agreement, dated June 6, 2002, Zila, PracticeWares and PracticeWorks, Inc. (AMEX:PRW) entered into a First Amendment to Amended and Restated Asset Purchase Agreement. PracticeWorks made an equity investment in PracticeWares and provided a loan to PracticeWares to help fund the transactions. In accordance with the terms of the Fourth Extension and Modification Agreement, PracticeWares paid Zila $4.0 million in cash and issued shares of its common stock to Zila representing a 19.0% ownership interest in PracticeWares (on a fully diluted basis). The shares issued are subject to a Stockholders Agreement containing, among other provisions, customary restrictions on transfer and a right for PracticeWares to repurchase the shares at a price equal to the greater of $1.0 million or appraised value until June 18, 2005, and thereafter at appraised value. In addition, PracticeWares paid Zila approximately $130,000 in accrued interest. In exchange for the consideration, Zila reduced the original purchase price to equal the consideration paid and modified the principal balances of the notes receivable so that they were paid in full at closing. Five percent of the cash payment to Zila will be held in escrow for 60 days to offset certain indemnifications of PracticeWares by Zila.

As a result of PracticeWares’ failure to pay the short-term notes as originally delivered, the Company did not recognize the sale of the ZDS mail order business for accounting purposes until it received the cash proceeds on June 18, 2002. Douglas, Curtis & Allyn, LLC, an affiliate of Curtis M. Rocca, a director of Zila, received total fees of $186,889 for services rendered in connection with the sale of the ZDS mail order business to PracticeWares and the sale of the ZDS full service business to Henry Schein, Inc. in November 2001. The Company used a majority of the proceeds from the sale to repay debt.

No Pro Forma Statements of Operations have been prepared as the historical results of continuing operations as adjusted for the reclassification of the mail order business as a discontinued operation were presented in the previously filed Quarterly Report on Form 10-Q. A copy of the original Asset Purchase Agreement was filed with the Company’s Quarterly Report on Form 10-Q for the period ended October 31, 2001. Copies of the Fourth Extension and Modification Agreement, First Amendment to Amended and Restated Asset Purchase Agreement and Stockholders Agreement are filed herewith.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements

None.

(b)	Pro Forma Financial Information

None.

(c)	Exhibits

Exhibit Number	Description

10-S	First Amendment to Engagement Letter dated as of June 6, 2002 between Zila, Inc. and Douglas, Curtis & Allyn, LLC.

99.3	Fourth Extension and Modification Agreement dated as of June 6, 2002 between Ryker Dental of Kentucky, Inc., PracticeWares, Inc. and PracticeWorks, Inc. and Gregory A. Jones.

99.4	First Amendment to Amended and Restated Asset Purchase Agreement dated as of June 18, 2002 between Ryker Dental of Kentucky, Inc., PracticeWares, Inc. and Zila, Inc.

99.5	Stockholders Agreement dated as of June 18, 2002, among PracticeWorks, Inc., Gregory A. Jones, Ryker Dental of Kentucky, Inc. and PracticeWares, Inc.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZILA, INC., a Delaware corporation

Date:	July 3, 2002	By:	/s/ Bradley C. Anderson Bradley C. Anderson Vice President and Chief Financial Officer (Principal Financial & Accounting Officer)